Transocean Ltd. Reports Third Quarter 2009 Results Exhibit 99.2

Chart #1: Average Contracted Dayrate by Rig Type
Qtr 4 2009 through Qtr 3 2010 (Unaudited)
The Jackups category consists of our jackup fleet. Jackups
The Midwater Floaters category is generally
comprised of those non-High-Specification Floaters
with a water depth capacity of less than 4,500 feet.
Midwater
Floaters
The Other Deepwater Floaters include the remaining
semi-submersible rigs and drillships that have a
water depth capacity of at least 4,500 feet.
Other High-Specification Floaters were built in the
mid to late 1980s, are capable of drilling in harsh
environments and have greater displacement than
previously constructed rigs resulting in larger
variable load capacity, more useable deck space
and better motion characteristics.
Ultra-Deepwater Floaters have high-pressure mud
pumps and a water depth capability of 7,500 feet or
greater.
The High-Specification Floaters category is a
consolidation of the Ultra-Deepwater Floaters, Other
High-Specification Floaters and Other Deepwater
Floaters as described below.
High-
Specification
Floaters
The weighted average contract dayrate for each rig
type based on current backlog from the company's
most recent Fleet Status Report as of November 2,
2009. Includes firm contracts only.
Average
Dayrate
Definitions
(Remaining)
458
433
423
419
348
336
335
343
147
153
161
155
$50k
$100k
$150k
$200k
$250k
$300k
$350k
$400k
$450k
$500k
Qtr 4 09 Qtr 1 10 Qtr 2 10 Qtr 3 10
High Specification Floaters
Midwater Floaters
Jackups

Chart #2: Out-of-Service Rig Months*
Qtr 1 2009 through Qtr 4 2010 (Unaudited)
Refers to periods during which a rig is out of
service as a result of contract preparation, other
planned shipyards, surveys, repairs, regulatory
inspections or other planned service or work on
the rig excluding reactivations and upgrades.
Shipyard
Includes the Sedco 702 and the Sedco 706 which
have undergone shipyard projects to enhance the
operational capabilities.
Upgrade
Includes mobilization and demobilization to and
from operating contracts and other activities such
as shipyards excluding those mobilization and
demobilization periods covered in Upgrade.
Excludes Newbuild mobilization prior to
commencement of operations.
Mobilization
Time when a rig is not available to earn an
operating dayrate due to shipyard, mobilization,
and upgrades.
Out-of-Service
Time expressed in months that each rig has been,
or is forecast to be Out of Service as reflected in
the company's Fleet Status Report as of
November 2, 2009. Also includes out of service
time of less than 14 days that is not disclosed in
the Fleet Status Report.
Rig Months
Definitions
* Excludes stacked rigs and mobilization to stacking locations.
8
18
24
19
11
23
13
7
3
2
3
2
5
2
2
1
-
-
-
-
-
-
-
3
1
-
5
10
15
20
25
30
35
40
Qtr 1 - 09A Qtr 2 - 09A Qtr 3 - 09A Qtr 4 - 09F Qtr 1 - 10F Qtr 2 - 10F Qtr 3 - 10F Qtr 4 - 10F
Period (A = actual data, F = forecast data)
Shipyard Mobilization Upgrade
14 21
27 21
16 25 15
8

Chart #3: Operating & Maintenance (O&M) Costs Trends
(Unaudited)
Operating and maintenance costs represent all direct and
indirect costs associated with the operation and
maintenance of our drilling rigs. Operating and
maintenance costs also includes all costs related to local
and Unit offices as well as all costs related to operations
support, engineering support, marketing and other similar
costs.  The principal elements of these costs are direct
and indirect labor and benefits, repair and maintenance,
contract preparation expenses, insurance, boat and
helicopter rentals, professional and technical fees, freight costs, communications, customs duties, tool rentals and
services, fuel and water, general taxes and licenses.
Labor, repair and maintenance costs, insurance
premiums, personal injury losses and drilling rig casualty
losses represent the most significant components of our
operating and maintenance costs
O&M Costs
Includes the total amount of days a rig is deemed to be
out of service. This relates to times when a rig is out of
service due to shipyards, mobilization, short-term idle
periods and stacked periods.
Out of Service
Days
Denotes the total O&M costs while a rig is out of service
based upon Out of Service Days, as defined below. Out of
Service costs are the difference between total operating
and maintenance costs and the In-Service Costs.
Out of Service $
Denotes the total amount of days a rig is deemed to be in-
service under contract operations. This excludes all out of
service time relating to shipyards, mobilization and short-
term out of contract periods but includes the operational
downtime of in service rigs. The average number of days
may also fluctuate from quarter to quarter as a result of
rigs being reactivated, sold or stacked in the quarters.
Rig Operating
Days
Denotes the total O&M costs of a rig while in service
based upon the Rig Operating Days (excluding shorebase
or common support costs), as defined below.
Operating Rig $
Includes all shorebase and common support costs such
as onshore offices, yards and pool equipment and other
direct costs such as labor pools and newbuild expenses.
Includes Integrated Services, Drilling Management, and
Oil & Gas Services, and non-drilling overhead
Drilling -
Support Costs
& Other Direct
Non Drilling
Operations
Definitions
$220
$263
$212
$126
$110
$101
$181
$213
$200
$194
$207
$322
$787
$841
$922
$801
$795
$737
$176
$109
$74
$50
$165
$236
$-
$200 MM
$400 MM
$600 MM
$800 MM
$1,000 MM
$1,200 MM
$1,400 MM
$1,600 MM
Qtr2'08 Qtr3'08 Qtr4'08 Qtr1'09 Qtr2'09 Qtr3'09
Period
Non Drilling Operations $ Drilling-Support Costs & Other Direct $ Operating Rig $ Out of Service $
$1,171
$1,408 $1,426 $1,364
$1,277 $1,396

Chart #4: Contract Backlog by Client Rating
(1)
(Unaudited)
Total Contract Backlog
(2)
= $32.2 Billion
(1) Credit ratings represent the rating of client parent companies; however, our contracts may or may not be with the parent company.
(2) Calculated by multiplying the contracted operating dayrate by the firm contract period from November 2, 2009 forward.  Reflects firm commitments represented by signed contracts.  Contract backlog excludes revenues from mobilization, demobilization, contract preparation, integrated services and customer reimbursables.  Our backlog calculation assumes that we receive the full contractual dayrate, which could be higher than the actual Dayrate that we receive because of a number of factors (rig downtime, suspension of operations, etc.) including some beyond our control.
(3) Other includes non-investment grade and unrated companies
A Rated Other Investment Grade Other
A Rated – 61%
Other
(3)
– 4%
Other Investment Grade – 35%

Chart #5: Free Cash Flow Backlog and Debt Maturities
(Unaudited)
Total Free Cash Flow Backlog
(1)
= $17.2 Billion
(1) Defined as Revenue Backlog, plus Firm Mobilization Revenue for contracts not started, less the following: Operating Expenditures, Overhead costs
(except General & Administrative), Firm Mobilization costs, Cash Taxes, Firm Sustaining Capital Expenditures, all newbuild Capital Expenditures and upgrade Capital Expenditures based on current backlog from the company's Fleet Status Report as of November 2, 2009.
(2) Total Face Value of Debt as of September 30, 2009
Total Free Cash Flow Backlog $17.2 B
Total Face Value of Debt
(2)
$12.4 B
Difference
$4.8 B
Remaining
0.4
1.9
2.5
2.3
0.9
1.9
2.5
0.6
4.4
4.1
3.2
2.4
2.5
0.0
1.0
2.0
3.0
4.0
5.0
2009 2010 2011 2012 2013 2014-2019 2020-2038
(US$ Billions)
Scheduled Debt Maturities Free Cash Flow Backlog